   As filed with the Securities and Exchange Commission on December 15, 1997
                                                       Registration No. 33-52821
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ________________

                                 POST EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ________________
                               MALLINCKRODT INC.
                       (formerly Mallinckrodt Group Inc.)
               (Exact name of issuer as specified in its charter)
                               ________________

       NEW YORK                675 MCDONNELL BOULEVARD          36-1263901
    (State or other                 P.O. Box 5840            (I.R.S. Employer
jurisdiction of incorporation   St. Louis, MO  63134         Identification No.)
    or organization)                (314) 654-2000

              (Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

                                ROGER A. KELLER
                               MALLINCKRODT INC.
                            675 MCDONNELL BOULEVARD
                                 P.O. BOX 5840
                              ST. LOUIS, MO  63134
                                 (314) 654-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ________________
                                   Copies to:
         JOHN M. REISS                          MICHAEL A. CAMPBELL
         WHITE & CASE                           MAYER, BROWN & PLATT
  1155 AVENUE OF THE AMERICAS                   190 SOUTH LASALLE ST.
  NEW YORK, NEW YORK  10036                     CHICAGO, ILLINOIS 60603
         (212) 819-8200                             (312) 782-0600
                                ________________
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  Not
applicable.
                                ________________
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] _______

             Registrant files this Registration Statement pursuant to Rule 477 to withdraw the remaining $50 million in debt securities of the Registrant registered pursuant to this Registration Statement. Registrant is filing a new Registration Statement on Form S-3 to register $500 million in aggregate principal amount of Debt Securities. Withdrawal of this Registration Statement is consistent with the public interest and the protection of investors.

                                   SIGNATURES

             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN ST. LOUIS, MISSOURI, ON THE 15TH DAY OF DECEMBER, 1997.



                                                Mallinckrodt Inc.



                                                By /s/ C. Ray Holman
                                                   -----------------------------
                                                   C. RAY HOLMAN
                                                   Name:  C. Ray Holman
                                                   Title: Chairman of the Board
                                                   and Chief Executive Officer


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following Persons, in the capacities indicated, on December 15, 1997.



                   Signature                       Title


         /s/ C. Ray Holman
         -------------------------------
             C. RAY HOLMAN                Chairman of the Board, and
                                           Chief Executive Officer

         /s/ Michael A. Rocca
         -------------------------------
             MICHAEL A. ROCCA             Senior Vice President and
                                           Chief Financial Officer
                                          (Principal Financial Officer)

         /s/ Douglas E. McKinney
         -------------------------------
             DOUGLAS E. McKINNEY          Vice President and Controller
                                          (Principal Accounting Officer)

         /s/ Raymond F. Bentele
         -------------------------------
             RAYMOND F. BENTELE                  Director


         /s/ Gareth C.C. Chang
         -------------------------------
             GARETH C.C. CHANG                   Director


         /s/ William L. Davis, III
         -------------------------------
             WILLIAM L. DAVIS, III               Director


         /s/ Ronald G. Evens
         -------------------------------
             RONALD G. EVENS                     Director


         /s/ Roberta S. Karmel
         -------------------------------
             ROBERTA S. KARMEL                   Director


         /s/ Claudine B. Malone
         -------------------------------
             CLAUDINE B. MALONE                  Director


         /s/ Anthony Viscusi
         -------------------------------
             ANTHONY VISCUSI                     Director


         /s/ Mack G. Nichols
         -------------------------------
             MACK G. NICHOLS                 Director, President
                                           and Chief Operating Officer

         /s/ Brian M. Rushton
         -------------------------------
             BRIAN M. RUSHTON                    Director


         /s/ Daniel R. Toll
         -------------------------------
             DANIEL R. TOLL                      Director

                                      -3-